UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 1, 2013

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California (Address of Principal Executive Offices)	92122 (Zip Code)
Registrant’s telephone number, including area code: (858) 677-0900

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed, in connection with the acquisition by certain subsidiaries of Retail Opportunity Investments Corp. (the "Company") of a portfolio comprising of three shopping centers (collectively, the "Barros Properties") from an unaffiliated group of sellers, the Company additionally entered into an Agreement of Purchase and Sale and Escrow Instructions (the "Diamond Bar Purchase Agreement") with H.R. Barros Family Limited Partnership, one of the sellers of the Barros Properties, to acquire a shopping center known as Diamond Bar Town Center shopping center ("Diamond Bar Town Center") for an aggregate purchase price of approximately $27.8 million.  As disclosed previously, a deposit of $1.0 million had previously been paid.  Diamond Bar Town Center is located in Diamond Bar, California, within the Los Angeles metropolitan area and is currently 91.2% leased. The shopping center is approximately 107,000 square feet and is anchored by a national grocery store chain.

On February 1, 2013, the Company completed the acquisition of Diamond Bar Town Center pursuant to the Diamond Bar Purchase Agreement, for an adjusted aggregate purchase price of approximately $27.4 million.

Item 3.02.  Unregistered Sales of Equity Securities.

On February 1, 2013, NRDC Capital Management, LLC ("NRDC") exercised 8,000,000 warrants, exercisable for the Company's Common Stock at an exercise price of $12.00 per share  (the "Private Warrants").  The Private Warrants were purchased by NRDC pursuant to that certain Warrant Agreement dated as of October 17, 2007 (as supplemented and amended by the Supplement & Amendment to the Warrant Agreement dated as of October 20, 2009, the "Warrant Agreement")  in connection with  the consummation of the Company's initial public offering. The Private Warrants were exercised on a cashless basis (the "Cashless Exercise"). In connection with the Cashless Exercise, the Company issued 688,500 shares to NRDC, with an aggregate value of approximately $9.0 million, or $13.13 per share, based on a formula set forth in the Warrant Agreement.  The issuance of the Company's Common Stock upon exercise of the Private Warrants as described herein was exempt from registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because none of the transactions involved a public offering, and Section 3(a)(9) thereof, because no commission or other remuneration was paid in connection with the exercise of the Private Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: February 6, 2013	By: /s/ Stuart A. Tanz
Stuart A. Tanz
President and Chief Executive Officer